UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2022

Cellectar Biosciences, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-36598	04-3321804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

100 Campus Drive, Florham Park, NJ, 07932

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (608) 441-8120

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	CLRB	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On February 22, 2022, Dov Elefant, the Chief Financial Officer of Cellectar Biosciences, Inc. (the “Company”), resigned from his office effective February 22, 2022.

(c)

On February 22, 2022, Chad Kolean, age 57, rejoined the Company as its Chief Financial Officer. Mr. Kolean served as the Company’s Chief Financial Officer from 2014 to 2017. From 2017 to 2019, Mr. Kolean was the Chief Financial Officer of Titan Spine, Inc., a developer of titanium interbody implants, and from 2019 to 2022, Mr. Kolean was the Chief Financial Officer of VIVEX Biologics, Inc., a developer of biologic and regenerative health therapies. Mr. Kolean received his Bachelor of Arts from Hope College.

In connection with his employment, Mr. Kolean entered into an employment agreement and an indemnification agreement with the Company. Pursuant to his employment agreement, Mr. Kolean will receive an annual base salary of $340,000 and will be eligible to receive an annual performance bonus with a target amount equal to 40% of his base salary. In the event of a dismissal without cause, or resignation by Mr. Kolean for good reason, Mr. Kolean will be entitled to nine months of severance. In the event of dismissal without cause, or resignation by Mr. Kolean for good reason, within the twelve months following a change in control, Mr. Kolean will be entitled to eighteen months of severance.

Additionally, Mr. Kolean was granted an option to purchase 150,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on February 22, 2022. The shares subject to the option award vest annually over three years such that 1/3 of the number of shares granted become exercisable on each anniversary of the grant date, so that the option to purchase shares will be fully vested on the third anniversary of the grant date. Mr. Kolean will be eligible for annual equity awards under the Company’s Amended and Restated 2021 Stock Incentive Plan.

Mr. Kolean has no family relationships with any director or executive officer of the Company. There are no arrangements or understandings between Mr. Kolean and any other persons pursuant to which he was selected as an officer of the Company, and there are no transactions in which Mr. Kolean has an interest requiring disclosure under Item 404(a) of Regulation S-K.

On February 22, 2022, Jarrod Longcor, age 48, was promoted to the Company’s Chief Operating Officer. Mr. Longcor has been serving as the Company’s Chief Business Officer and Senior Vice President of Operations since 2017.

Mr. Longcor has no family relationships with any director or executive officer of the Company. There are no arrangements or understandings between Mr. Longcor and any other persons pursuant to which he was selected as an officer of the Company, and there are no transactions in which Mr. Longcor has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Number	Title
10.1	Employment Agreement between the Company and Chad Kolean, dated February 23, 2022
99.1	Press release, dated February 23, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLECTAR BIOSCIENCES, INC.

Date: February 25, 2022	By:	/s/ Chad Kolean
	Name:	Chad Kolean
	Title:	Chief Financial Officer